                                                Registration No. 333-
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            Registration Statement
                                     under
                          The Securities Act of 1933

                         OPINION RESEARCH CORPORATION
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                                      22-3118960
------------------------------             -------------------------------------
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
    of incorporation or
       organization)

             23 Orchard Road, Skillman, New Jersey        08558
        --------------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)

                         OPINION RESEARCH CORPORATION
                           1997 STOCK INCENTIVE PLAN

                           (Full title of the plan)

                               Mr. John F. Short
             Vice Chairman, President, and Chief Financial Officer
                         Opinion Research Corporation
                                23 Orchard Road
                          Skillman, New Jersey  08558
                    ---------------------------------------
                    (Name and address of agent for service)


                                 (908)281-5100
       -----------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                  Copies to:

                             David Gitlin, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                        Twelfth Floor Packard Building
                             111 South 15th Street
                            Philadelphia, PA  19102
                                (215) 977-2000

                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------

                                            Proposed          Proposed
   Title of                                  Maximum          Maximum          Amount of
Securities to be         Amount to be    Offering Price      Aggregate       Registration
   Registered           Registered(1)     Per Share(2)     Offering Price         Fee
------------------     --------------    ---------------   --------------    ------------
Common Stock,
$0.01 par value       1,125,000 shares       $6.125          $6,890,625        $2,032.73

-----------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional securities as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated solely for the purpose of calculating the registration fee (i) in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), with regard to outstanding options to purchase 873,375 shares of the Common Stock, $0.01 par value (the "Common Stock"), of the Registrant, based on the respective prices at which such options may be exercised and (ii) in accordance with Rules 457(c) and 457(h)(1) under the Securities Act, with regard to options to purchase 251,625 shares of Common Stock, based on the average of the high and low prices for the Common Stock as quoted on The Nasdaq National Market of the Nasdaq Stock Market, Inc. on September 9, 1998.


--------------------------------------------------------------------------------

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               -------------------------------------------------

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed by Opinion Research Corporation (the "Registrant" or the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

          1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

          2. The Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

          3. The Registrant's Current Report on Form 8-K, filed with the Commission on January 20, 1998, as amended by the Registrant's Form 8-K/A, filed with the Commission on March 23, 1998.

          4. The description of the Registrant's Common Stock, $0.01 par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed on October 6, 1993 under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of any such document.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Under Section 145 of the Delaware General Corporation Law, as amended, the Registrant has the power to indemnify directors and officers under certain prescribed circumstances (including when ordered by a court and when authorized by a majority of disinterested directors, by independent legal counsel who is properly directed to make such a determination or by stockholders) and subject to certain limitations (including situations in which, unless otherwise determined by the proper court, such officer or director is adjudged liable to the Registrant), against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any such person is a party by reason of being a director or officer of the Registrant, if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions, including whether consideration of such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Pursuant to Article 10 of the Company's Certificate of Incorporation, the Directors of the Company shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Delaware General Corporation Law. Further, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of said Article 10 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

          Section 7-1 of the Company's By-laws provides indemnification to directors and officers of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them, to the fullest extent now or hereafter permitted by law in connection with and including, but not limited to, those instances in which such indemnification, although greater in scope or degree than that expressly provided by Section 145 of the DGCL, as deemed by a majority of a quorum of disinterested directors (which may consist of only one director if there is only one independent director) or by independent legal counsel, after due investigation, to be in the best interests of the Company, with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her by reason of his or her performance as a director or officer of the Company, its parent or any of its subsidiaries, or in any other capacity on behalf of the Company, its parent or any of its subsidiaries. Section 7-1 of the Company's By-laws also permits the board of directors by resolution, adopted in each specific instance, to similarly indemnify any person other than a director or officer of the Company for liabilities incurred by him or her in connection with services rendered by him or her for or at the request of the Company, its parent or any of its subsidiaries. The provisions of said Section 7-1 are applicable to all actions, suits or proceedings commenced after the adoption of
Section 7-1, whether such arise out of acts or omissions that occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a director or officer of the Company or to render services for or at the request of the Company or, as the case may be, its parent or subsidiaries, and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for in said Section 7-1 are not to be deemed exclusive of any other rights to which any director or officer of the Company may be entitled under the By-laws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director or officer's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7-2 of the By-Laws provides that expenses (including attorneys' fees) incurred by any officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, whether threatened, pending or completed, may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Company's board of directors in the specific case upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by law.

          Section 7-3 of the By-laws further permits the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under law.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          The following Exhibits are filed as part of this Registration
Statement:

          Exhibit No.
          ----------

            4         Opinion Research Corporation 1997 Stock Incentive Plan.
                      (Incorporated by reference to Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.)

            5         Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

            23.1      Consent of Ernst & Young LLP, independent accountants.

            23.2 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in Exhibit 5).

            24 Power of Attorney (included on signature page in Part II of the Registration Statement).

Item 9.   Undertakings.
          ------------

(a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Skillman, New Jersey, on this sixteenth day of September, 1998.

                                 OPINION RESEARCH CORPORATION


                                 By:       /s/  John F. Short
                                     -------------------------------------------
                                     Name:  John F. Short
                                     Title: Vice Chairman, President and Chief
                                             Financial Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John F. Short and Kevin P. Croke, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                            Title                                   Date
-----                           -----                                   ----
/s/ Michael R. Cooper           Chairman and Chief Executive            September 15, 1998
--------------------------      Officer (principal executive officer)
Michael R. Cooper, Ph.D.

Name                            Title                                   Date
-----                           -----                                   ----
/s/ John F. Short               Vice Chairman, President and Chief      September 15, 1998
-------------------------       Financial Officer (principal
John F. Short                   financial and accounting officer)


/s/ James C. Fink               Executive Vice President and            September 15, 1998
-------------------------       Director
James C. Fink, Ph.D.


/s/ James T. Heisler            Executive Vice President and            September 15, 1998
-------------------------       Director
James T. Heisler, Ph.D.


/s/ George G. Gordon            Director                                September 15, 1998
-------------------------
George G. Gordon, Ph.D.


/s/ Stephen A. Greyser          Director                                September 15, 1998
--------------------------
Stephen A. Greyser, DBA


/s/ Derek B. Smith              Director                                September 15, 1998
--------------------------
Derek B. Smith, Ph.D.


/s/ Lenard B. Tessler           Director                                September 15, 1998
--------------------------
Lenard B. Tessler

                         OPINION RESEARCH CORPORATION
                           1997 STOCK INCENTIVE PLAN


                      REGISTRATION STATEMENT ON FORM S-8


                                 EXHIBIT INDEX


Exhibit No.      DOCUMENT
-----------      --------

4                Opinion Research Corporation 1997 Stock Incentive Plan.
                 (Incorporated by reference to Exhibit 10.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.)

5                Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

23.1             Consent of Ernst & Young LLP, independent accountants.

23.2             Consent of Wolf, Block, Schorr and Solis-Cohen LLP.
                 (contained in Exhibit 5).

24 Power of Attorney (included on signature page in Part II of the Registration Statement).